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                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated January 16, 2009 of the Van Kampen High Yield Municipal Fund in the related Prospectus and Statement of Additional Information and in the Registration Statement (Form N-1A) of the Van Kampen Tax-Exempt Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 34 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-96030).

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP


Chicago, Illinois
March 26, 2009